EXHIBIT 99.1

Presbia PLC

Report and Consolidated Financial Statements for the year ended

31 December 2017

PRESBIA PLC

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

PRESBIA PLC

COMPANY INFORMATION

DIRECTORS	Mark Yung Richard Ressler Zohar Loshitzer Gerd Auffarth Gerald Farrell Robert Cresci

SECRETARY	Richard Fogarty

REGISTERED OFFICE	Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford Dublin 18 Ireland

REGISTERED NUMBER OF INCORPORATION	539137

SOLICITORS	Arthur Cox 10 Earlsfort Terrace Dublin 2 Ireland

AUDITOR	Moore Stephens LLP 150 Aldersgate Street London EC1A 4AB

BANKERS	Allied Irish Bank Bank Centre Ballsbridge Dublin 4

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

The directors present their report and audited consolidated financial statements for the year ended 31 December 2017.

The directors have elected to prepare the consolidated financial statements of Presbia PLC in accordance with Section  279 of the Companies Act 2014, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 279 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Companies Acts or any regulation made thereunder.

As required by Section 225 of the Companies Act 2014 of Ireland, the directors acknowledge that they are responsible for securing the Company's compliance with its “relevant obligations” (as defined in that legislation).  The directors further confirm that a compliance policy statement has been drawn up, and that appropriate arrangements and structures have been put in place that are, in the directors' opinion, designed to secure material compliance with the relevant obligations.  A review of those arrangements and structures has been conducted in the financial year to which this report relates.

Basis of Preparation

The accompanying financial statements reflect the operations of Presbia PLC and its subsidiaries (unless otherwise stated, the terms “we,” “us,” “our,” “Presbia” or the “Company” refers to Presbia PLC) and have been prepared in United States dollars (“USD”), the Company’s functional and presentation currency, and in accordance with US GAAP.

Principal Activities

Presbia PLC (the “Company”), an Irish public limited company, was formed on 6 February 2014 and is engaged in the development and commercialization of a variety of advanced ophthalmic products, including intracorneal lenses, together with surgical tools, devices and methods.

As at 31 December 2017, the wholly-owned subsidiaries of the Company were Presbia Investments Limited, Presbia Ireland Limited, Presbia USA Inc., Visitome Inc., PresbiBio LLC, OPL LLC, PIP Holdings C.V., PresbiOptical LLC, Presbia Cooperatief U.A and Presbia Deutchland GmbH.

OVERVIEW

The Company is an ophthalmic device trading company, incorporated in Ireland, which funds the development and marketing of a proprietary optical lens implant for treating presbyopia, the age-related loss of the ability to focus on near objects. The microlens is a miniature lens designed to be surgically implanted in a patient's eye to improve that patient's ability to see objects at close distances. The current strategy is to continue to commercialize our microlens in certain strategic countries where we currently have marketing approval and to obtain FDA approval for our microlens in the United States.

The Company's goal is to become a leading provider of corneal inlay presbyopia-correcting treatment worldwide. Presbia PLC is a development stage ophthalmic device company with a limited operating history. To date it is not a profitable company and has incurred losses since its formation having an accumulated deficit of $88.3 million. The Company is funded by amounts raised from the parent’s initial public offering in 2015, net proceeds of $10.5 million from the parent’s rights offering, closed in March 2017, and the sale in April 2018 of preferred shares by the Company and its wholly-owned subsidiary, Presbia USA, Inc., to Richard Ressler, a member of Presbia PLC’s board of directors and its majority shareholder, for an aggregate purchase price of $5 million. Based on our current business plan, we believe that our cash and cash equivalents at December 31, 2017, including the April 2018 financing will not be sufficient to meet the anticipated cash requirements of Presbia PLC and its subsidiaries during

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

the next twelve months. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the Accounting Policies section. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EMPLOYEES

As at 31 December 2017, we had 24 employees, one of whom holds a doctorate in optical physics and physiological optics degree, and three of whom hold other advanced degrees. We have no collective bargaining agreements with our employees and we have not experienced any work stoppages. We believe that our relations with our employees are good.

RISKS AND UNCERTAINITIES

The medical device industry in general, and the ophthalmic medical device market in particular, are highly competitive. In order to succeed in this market as a development stage company, the Company must:

•	incur substantial expenditures to obtain regulatory approvals necessary to commence marketing our products in particular jurisdictions;
•	develop a commercialization strategy that is responsive both to the needs of laser centers and ophthalmic surgeons and to our own requirements and limitations; and
•	invest in our future by continuing to advance our technology and improve our microlens, our microlens inserter and other auxiliary products;

To address these concerns, on December 10, 2017, our board of directors approved the re-ordering of the Company’s operational priorities, focusing its resources on FDA approval of its microlens and ongoing clinical trials and commercialization efforts in Germany and South Korea.  These actions reduce the pre-FDA approval marketing, manufacturing and engineering expenses associated with the post-FDA approval U.S. commercial launch of our microlens.

Our commercialization strategy involves engaging ophthalmic clinics to ultimately sponsor our products after gaining confidence in our products and processes. We will train the staff of these centers in practice integration, support patient recruitment with direct response advertising campaigns, surgical performance, patient management and post-operative reporting, enabling the centers to perform a substantial portion of the commercialization process on their own. If we are successful in implementing this strategy, our principal expenses will be in furnishing training teams to ophthalmic clinics and then arranging for a smaller Presbia team to remain available to the center once the center is able to perform the necessary skills on its own.

The competitive nature of the market, the high degree of government regulation, the importance of technological innovation and the significance that most people place on near vision combine to elevate the risks facing any development stage company seeking to enter our market.

RESULTS FOR THE YEAR AND STATE OF AFFAIRS AS AT 31 DECEMBER 2017

The consolidated statement of operations and comprehensive loss for the year ended 31 December 2017 and the consolidated balance sheet at that date are set out on pages 13-14. Loss for the year amounted to $17.0 million (2016: $15.8 million). The company’s loss for the year amounted to $56.6 million (2016: $24.5 million).

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

GOING CONCERN

The net loss of $17.0 million for the year ended 31 December 2017 is the result of the operating expenses for the year. Management expects that existing cash as of 31 December 2017 of $3.2 million, plus the net proceeds from the April 2018 issue of $5,000,000 of preferred shares to our principal shareholder, will not be sufficient to fund the Company’s operations through 30 June 2019.

The Company must raise additional capital to fund its operations. The Company may raise additional capital through equity offerings, debt financings, collaborations and/or licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available on acceptable terms, we may be required to delay, reduce the scope of, or curtail, our operations. To the extent that we raise additional funds by issuing equity securities, our shareholders will experience dilution, and debt financing, if available, may involve restrictive covenants.

DIRECTORS

The names of the persons who were directors at any time during the year ended 31 December 2017 and to the date of this report are set out below:

Name	Date of change

Mark Yung	Appointed 14 December 2017

Todd Cooper	Resigned 10 December 2017

Ralph “Randy” Thurman	Resigned 10 December 2017

Richard Ressler

Vladimir Feingold	Resigned 16 February 2018

Zohar Loshitzer

Gerd Auffarth

Gerald Farrell

Robert Cresci

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

DIRECTORS’ INTERESTS IN SHARES

The following directors and secretary have an interest in the shares of the Company, as set out below:

	31 December 2017						31 December 2016
	Shares	Options		Restricted Shares		Stock Awards	Shares	Options	Restricted Shares	Stock Awards
Todd Cooper	92,514	270,000	(1)	—		75,000	92,514	450,000	—	75,000
Ralph Thurman	47,757	250,000	(2)	20,985	(5)	—	56,664	250,000	8,247	—
Vladmir Feingold	1,381,270	100,000	(3)	12,738	(5)	60,000	1,381,270	100,000	—	60,000
Zohar Loshitzer	387,960	100,000	(3)	20,985	(5)	—	387,960	100,000	8,247	—
Jarett Fenton	—	—		—		100,000	—	—	—	100,000
Richard Ressler	10,484,048	10,000	(4)	20,985	(5)	—	10,848,048	10,000	8,247	—
Gerd Auffarth	—	—		32,004	(5)	—	—	—	19,266	—
Robert Cresci	96,128	—		30,255	(5)	—	96,128	—	17,517	—
Gerald Farrell	59,664	—		36,953	(5)	—	59,664	—	24,215	—
(1)

Such shares will vest in five annual installments commencing 28 January 2016. As at 28 January 2018, 270,000 ordinary shares covered by options were vested and 180,000 ordinary shares covered by options were forfeited.

(2)	As at 28 January 2017, all 250,000 ordinary shares covered by options were vested.
(3)	Such shares will vest in five annual installments commencing 28 January 2016. As at 28 January 2018, 60,000 ordinary shares covered by options were vested.
(4)	As at 28 January 2017, all 10,000 ordinary shares covered by options were vested.
(5)

Includes 12,738 restricted shares granted 14 March 2017 which fully vested as at 14 March 2018. Previously granted restricted shares vest in five equal, annual installments commencing one year after date of grant.

POLITICAL DONATIONS

No political donations that require disclosure under Irish law were made during the year (2016: nil).

ACCOUNTING RECORDS

The Company’s directors are aware of their responsibilities, under sections 281 to 285 of the Companies Act 2014 as to whether in their opinion, the accounting records of the Company are sufficient to permit the consolidated financial statements to be readily and properly audited and are discharging their responsibility by:

•	implementation of necessary policies and procedures for recording transactions,
•	employment of competent accounting personnel with appropriate expertise,
•	the provision of adequate resources to the financial function

The accounting records are maintained at 8845 Irvine Center Dr., Suite 100, Irvine, CA, 92618, United States.

AUDITOR

Moore Stephens LLP was appointed as the Company's auditor in accordance with the provision of Section 383(2) of the Companies Act 2014, they continue in office as auditor of the Company.

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

Statement of disclosure to auditor

Each of the directors in office at the date of approval of this annual report confirms that:

•	so far as the director is aware, there is no relevant audit information of which the Company's auditor is unaware, and
•

the director has taken all the steps that they ought to have taken as a director in order to make themselves aware of any relevant audit information and to establish that the Company's auditor is aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of section 330 of the

Companies Act 2014.

/s/ Mark Yung	/s/ Gerald Farrell
Director	Director
20 June 2018	20 June 2018

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

The directors are responsible for preparing the directors’ report and the consolidated financial statements in accordance with applicable Irish law and US GAAP including the accounting standards issued by the Financial Reporting Council and published by the Institute of Chartered Accountants in Ireland.

Irish company law requires the directors to prepare financial statements for each financial year. Under that law, the directors have elected to prepare the consolidated financial statements in accordance with Companies Act 2014 and US GAAP. Under company law, the directors must not approve the consolidated financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position of the Company as at the financial year end date and of the profit or loss of the Company for that financial year and otherwise comply with the Companies Act 2014.

In preparing these consolidated financial statements, the directors are required to:

•	select suitable accounting policies for the consolidated financial statements and then apply them consistently;
•	make judgements and estimates that are reasonable and prudent;
•

state whether the financial statements have been prepared in accordance with applicable accounting standards, identify those standards, and note the effect and the reasons for any material departure from those standards; and

•	prepare the consolidated financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors are responsible for ensuring that the Company keeps or causes to be kept adequate accounting records which correctly explain and record the transactions of the Company, enable at any time the assets, liabilities, financial position and profit and loss of the Company to be determined with reasonable accuracy, enable them to ensure that the financial statements and the directors’ report comply with the Companies Act 2014 and enable the financial statements to be audited.

The directors are responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

/s/ Mark Yung	/s/ Gerald Farrell
Director	Director
20 June 2018	20 June 2018

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF PRESBIA PLC

Financial statements subject to audit

We have audited the financial statements of Presbia PLC for the year ended 31 December 2017 which comprise:

•	the consolidated statement of operations and comprehensive loss;
•	the consolidated and company balance sheets;
•	the consolidated and company statements of changes in shareholders’ equity;
•	the consolidated and company statements of cash flow; and
•	the notes to the financial statements, which include a summary of significant accounting policies and other explanatory information.

The financial reporting framework that has been applied in the preparation of the consolidated and parent company  financial statements is the Companies Act 2014, as defined in Section 293 and 294, and US Generally Accepted Accounting Principles (“US GAAP”).

Our opinion

In our opinion, Presbia PLC’s (the “Company”) group financial statements (the “Group”)(the “financial statements”):

•

give a true and fair view, in accordance with US GAAP, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Act 2014 or of any regulations made thereunder, of the state of the Group’s and the Company’s affairs as at 31 December 2017 and of the Group’s loss for the year then ended; and

•	have been prepared in accordance with the requirements of the Companies Act 2014.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (Ireland) (ISAs (Ireland)) and applicable law. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the financial statements section of our report below. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in Ireland, including the Ethical Standard issued by the Irish Auditing and Accounting Supervisory Authority (IAASA), and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material uncertainty relating to going concern

We draw attention to note 3 in the financial statements, which indicates that the going concern presumption may not be appropriate because its validity depends principally on securing funding, as a minimum to cover the Company’s and Group’s ongoing operating expenses and to develop the optical lens implant, without yet being able to generate income through production, and the availability of subsequent funding sufficient to support the working capital of the Group or carry out the necessary further development required.

As stated in note 3, these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s and Group’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF PRESBIA PLC (continued)

An overview of the scope of our audit

The Group operates through three main trading subsidiary undertakings. The financial statements consolidate these entities together with a number of non-trading subsidiary undertakings as set out in note 16. In establishing our overall approach to the audit of the Group we determined the type of work that needed to be performed in respect of each subsidiary.

We considered the risk of the financial statements being misstated or not prepared in accordance with the underlying legislation or standards. We then directed our work toward areas of the financial statements which we assessed as having the highest risk of containing material misstatements.

We tested and examined information using both analytical procedures and tests of detail, to the extent necessary to provide us with a reasonable basis to draw conclusions. These procedures gave us the evidence that we need for our opinion on the Group’s financial statements as a whole and, in particular, helped mitigate the risks of material misstatement mentioned above.

We also documented and reviewed the Group’s systems, primarily to confirm that they form an adequate basis for the preparation of the financial statements, but also to identify the controls operated to ensure the completeness and accuracy of the data.

Our assessment of key risks of material misstatement

Key audit matters are those matters that, in our professional judgement, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) we identified, including those which had the greatest effect on the overall audit strategy, the allocation of resources in the audit and directing the efforts of the engagement team.

These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF PRESBIA PLC (continued)

Investment valuation

The value of the investment included within the Company’s balance sheet is wholly reliant on the development of the optical lens implant.

There is a risk that in its current form the valuation of the investment could be overstated dependent on the Group’s ability to secure FDA approval for its product, which it is then able to successfully commercialise.

Management have completed a valuation exercise for the Company’s investment and have impaired the investment by $53.8m in the current year.

We have reviewed the valuation model prepared and undertaken the following procedures:

The valuation model assumes certain rates of revenue growth, which are based upon the actual outturn of comparable companies. We considered whether these were appropriate benchmarks and if the growth rates applied seemed reasonable.

Reviewed estimated operating expenses based on what management believe will support this growth.

Obtained an expert opinion on the rationale for the discount rate and terminal multiple applied in the valuation model.

Carried out sensitivity analysis of the valuation model based on the assumptions applied.

The above procedures have been completed with no issues being identified.

Our application of materiality

We set certain thresholds for materiality. These help us to establish transactions and misstatements that are significant to the financial statements as a whole, to determine the nature, timing and extent of our audit procedures and to evaluate the effect of misstatements, both individually on balances and on the financial statements as a whole.

In establishing the audit strategy, it was determined that the level of uncorrected misstatements judged to be material for the financial statements as a whole would be $1.26m, being approximately 7.5% of loss before tax.

This is the threshold above which missing or incorrect information in the financial statements is considered to have an impact on the decision makers of users. The Company was also audited to a materiality of $1.26m, initially based on 2% of the gross assets but capped to Group materiality.

We agreed to report all potential adjustments in excess of $63,000 being 5% of the consolidated financial statements materiality as a whole, in addition to other identified misstatements that warranted reporting on qualitative grounds.

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF PRESBIA PLC (continued)

Other information

The directors are responsible for the other information. The other information comprises the information included in the annual report other than the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in this report, we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of the other information, we are required to report that fact.

We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2014

Based solely on the work undertaken in the course of the audit, we report that:

•	in our opinion, the information given in the directors’ report is consistent with the financial statements; and
•	in our opinion, the directors’ report has been prepared in accordance with the Companies Act 2014.

We have obtained all the information and explanations which we consider necessary for the purposes of our audit.

In our opinion, the accounting records of the Company were sufficient to permit the financial statements to be readily and properly audited and the Company statement of financial position is in agreement with the accounting records.

Matters on which we are required to report by exception

We have nothing to report in respect of the provisions in the Companies Act 2014 which require us to report to you if, in our opinion, the disclosures of directors’ remuneration and transactions specified by Sections 305 to 312 of the Act are not made.

Responsibilities of directors

As explained more fully in the Directors’ Responsibilities Statement, set out on page 7, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view and otherwise comply with the Companies Act 2014 and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the company or to cease operations, or have no realistic alternative but to do so.

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF PRESBIA PLC (continued)

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.  Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (Ireland) will always detect a material misstatement when it exists.  Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on the IAASA’s website at: http://www.iaasa.ie/Publications/Auditing-standards/International-Standards-on-Auditing-for-use-in-Ire/Description-of-the-auditor-s-responsibilities-for.

This description forms part of our auditor’s report.

The purpose of our audit work and to whom we owe our responsibilities

This report is made solely to the Company’s members, as a body, in accordance with section 391 of the Companies Act 2014.  Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose.  To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

/s/ Moore Stephens, LLP
Stephen Corrall, Senior Statutory Auditor

For and on behalf of Moore Stephens LLP, Statutory Audit Firm

150 Aldersgate Street London EC1A 4AB

20 June 2018

PRESBIA PLC

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED 31 DECEMBER 2017

		Period Ended	Year ended
	Notes	31 December 2017	31 December 2016
		US$ '000	US$ '000
Revenue		14	14
Cost of sales		97	279
Gross loss		(83)	(265)
Operating expenses:
Research and development	5	7,073	5,541
Sales and marketing	6	3,278	3,103
General and administrative	7	6,281	6,750
Total operating expenses		16,632	15,394
Operating loss		(16,715)	(15,659)
Interest expense		37	20
Other expense		1	2
Loss before taxation	8	(16,753)	(15,681)
Taxation	12	245	76
Loss for the year and total comprehensive loss		(16,998)	(15,757)

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

	Notes	2017	2016
		US$ '000	US$ '000
Assets
Non-current assets
Property and equipment, net	13	477	727
Intangible assets	14	1,479	1,494
Other assets	15	127	126
Total non-current assets		2,083	2,347

Current Assets
Accounts and other receivables	18	116	395
Inventory	19	127	302
Cash		3,236	7,333
Total current assets		3,479	8,030

Liabilities and shareholders’ equity
Current liabilities
Accounts and other payables	20	(1,779)	(981)
Due to related parties	21	(23)	(18)
Note payable, current portion	22	(480)	(490)
Total current liabilities		(2,282)	(1,489)

Net current assets		1,197	6,541

Note Payable, net of current portion	22	—	(369)
Due to related parties, net of current portion	21	(12)	—
Other non-current liabilities	23	(137)	(80)
Total liabilities		(149)	(449)
Net assets		3,131	8,439

Shareholders' equity
Share capital	25	71	67
Capital contribution		91,362	79,676
Retained earnings - deficit		(88,302)	(71,304)
Total shareholders' equity - funds		3,131	8,439

The accompanying notes are an integral part of these financial statements.

The financial statements were approved by the Board of Directors on 20 June 2018 and signed on its behalf by:

/s/ Mark Yung	/s/ Gerald Farrell
Director	Director
20 June 2018	20 June 2018

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2017

	Notes	2017	2016
		US$ '000	US$ '000
Assets
Non-current assets
Investment in subsidiaries	16	60,605	71,554
Total non-current assets		60,605	71,554

Current Assets
Intercompany receivable, net	17	—	29,255
Accounts receivable	18	41	262
Cash		191	51
Total Current Assets		232	29,568

Liabilities and shareholders’ equity
Current liabilities
Intercompany payable, net	17	(4,731)	—
Accounts payable	20	(200)	(254)
Total current liabilities		(4,931)	(254)

Net current (liabilities)/assets		(4,699)	29,314

Due to related parties, net of current portion	21	12	—
Total liabilities		12	—
Net assets		55,894	100,868

Shareholders' equity
Share capital	25	71	67
Capital contribution		144,507	132,821
Accumulated deficit		(88,684)	(32,020)
Total shareholders' equity - funds		55,894	100,868

The accompanying notes are an integral part of these financial statements.

The financial statements were approved by the Board of Directors on 20 June 2018 and signed on its behalf by:

/s/ Mark Yung	/s/ Gerald Farrell
Director	Director
20 June 2018	20 June 2018

PRESBIA PLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

	Common Stock		Deferred Shares		Additional Paid-In	Accumulated
		Amount		Amount	Capital	Deficit	Total
	Shares	US$ '000	Shares	US$ '000	US$ '000	US$ '000	US$ '000
Balance, December 31, 2015	13,355,477	13	39,994	54	77,505	(55,547)	22,025
Stock-based compensation	—	—	—	—	2,171	—	2,171
Issuance of restricted shares	65,450	—	—	—	—	—	—
Net loss	—	—	—	—	—	(15,757)	(15,757)
Balance, December 31, 2016	13,420,927	13	39,994	54	79,676	(71,304)	8,439
Proceeds from issuance of ordinary shares from rights offering, net of costs	3,611,764	4	—	—	10,530	—	10,534
Stock-based compensation	—	—	—	—	1,156	—	1,156
Issuance of restricted shares	89,166	—	—	—	—	—	—
Net loss	—	—	—	—	—	(16,998)	(16,998)
Balance, December 31, 2017	17,121,857	17	39,994	54	91,362	(88,302)	3,131

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FISCAL YEARS ENDED 31 DECEMBER 2017

	Common Stock		Deferred Shares		Additional Paid-In	Accumulated
	Shares	Amount US$ '000	Shares	Amount US$ '000	Capital US$ '000	Deficit US$ '000	Total US$ '000
Balance, December 31, 2015	13,355,477	13	39,994	54	130,650	(7,528)	123,189
Stock-based compensation	—	—	—	—	2,171	—	2,171
Issuance of restricted shares	65,450	—	—	—	—	—	—
Net loss	—	—	—	—	—	(24,492)	(24,492)
Balance, December 31, 2016	13,420,927	13	39,994	54	132,821	(32,020)	100,868
Proceeds from issuance of ordinary shares from rights offering, net of costs	3,611,764	4	—	—	10,530	—	10,534
Stock-based compensation	—	—	—	—	1,156	—	1,156
Issuance of restricted shares	89,166	—	—	—	—	—	—
Net loss	—	—	—	—	—	(56,664)	(56,664)
Balance, December 31, 2017	17,121,857	17	39,994	54	144,507	(88,684)	55,894

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FISCAL YEARS ENDED 31 DECEMBER 2017

	2017	2016
	US$ '000	US$ '000
Cash flow from operating activities:
Loss before income tax	(16,998)	(15,757)
Movements in working capital	(3,027)	(2,350)
Depreciation and Amortization	477	253
Inventory provisions	90	278
Loss on disposal of fixed assets	1	4
Stock-based compensation	1,168	2,171
Imputed interest expense	83	37
Changes in operating assets and liabilities:
Accounts receivable	(5)	113
Inventory	85	(149)
Prepaid expenses and other current assets	286	16
Other assets	(1)	(98)
Accounts payable and other current liabilities	528	(305)
Income taxes payable	231	8
Deferred rent	79	59
Due to related parties	5	(37)
Cash outflow from operations	(13,971)	(13,407)

Cash flow from investing activities:
Purchase of intangible assets	(125)	(145)
Purchase of property and equipment	(73)	(140)
Net cash used in investing activities	(198)	(285)

Cash flow from financing activities:
Proceeds from issuance of ordinary shares from rights offering, net of costs	10,534	—
Payment of note payable to Neoptics A.G.	(510)	(516)
Deferred offering costs	—	(167)
Proceeds from sale of equipment	—	1
Net cash generated from/(used in) financing activities	10,024	(682)

Net decrease in cash and cash equivalents	(4,145)	(14,374)
Effect of exchange rate on cash	48	(42)
Cash and cash equivalents at beginning of period	7,333	21,749
Cash and cash equivalent at end of period	3,236	7,333

Supplemental disclosure of cash flow information:
Cash paid for income taxes	19	50

Supplemental disclosures of non-cash investing and financing activities:
Capitalized intangible asset costs included in accounts payable	15	4
Deferred offering costs included in accounts payable and other current liabilities	—	91

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

COMPANY STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2017

	2017	2016
	US$ '000	US$ '000
Cash flow from operating activities:
Loss before income tax	(56,664)	(24,492)
Adjustments to reconcile net loss to cash used in operating activities:
Impairment loss on investment in subsidiary	53,778	20,113
Stock-based compensation	1,168	2,171

Changes in operating assets and liabilities:
Accounts receivable	—	47
Prepaid expenses and other current assets	216	63
Accounts payable and other current liabilities	(65)	(13)
Income taxes payable	—	32
Related parties	(8,827)	1,966
Deferred offering costs	—	(167)
Cash outflow from operations	(10,394)	(280)

Cash flow from financing activities:
Proceeds from issuance of ordinary shares from rights offering, net of costs	10,534	—
Net cash generated from financing activities	10,534	—

Net increase/(decrease) in cash	140	(280)

Cash balance at beginning of period	51	331
Cash and cash equivalent at end of period	191	51

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

2.	GENERAL INFORMATION

Presbia PLC is a company incorporated in Ireland. The address of the registered office is given on page 2. The nature of the Group's operations and principal activity are set out on page 3.

3.	ACCOUNTING POLICIES

The significant accounting policies adopted by the Group are as follows:

Basis of Presentation

The directors have elected to prepare the financial statements of Presbia PLC in accordance with Section  279 of the Companies Act 2014, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or any regulation made thereunder.

The accompanying financial statements have been prepared in United States dollars and reflect the operations of Presbia PLC (“we”, “us”, “Presbia PLC” or the “Group”).

Basis of Consolidation

The accompanying consolidated financial statements have been derived from the historical cost basis of the assets and liabilities, financial condition and cash flows of Presbia PLC, Presbia Ireland Limited, organized in Ireland, Presbia Investments organized in the Cayman Islands and Presbia USA, Inc., and OPL, LLC. Presbia USA, Inc. and OPL, LLC are both entities organized in the United States, and include Presbia USA, Inc.’s subsidiaries, Visitome, Inc. and PresbiBio, LLC, both organized in the United States, and OPL, LLC’s direct and indirect subsidiaries, PIP Holdings, C.V and Presbia Cooperatief U.A., both organized in the Netherlands, and PresbiOptical LLC, organized in the United States (collectively, including Presbia PLC, the “Company”). The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s fiscal year ends on 31 December. The entities presented in the consolidated financial statements have been under common control during the periods presented. All intercompany accounts have been eliminated on consolidation. All amounts are shown in U.S. dollars.

Foreign Currency

The functional currency of the Group is the U.S. Dollar. Transactions in foreign currencies during the year are re-measured at rates of exchange on the dates of the transactions. Gains and losses related to re-measurement of items arising through operating activities are accounted for in the statement of operations and comprehensive loss and included in general and administrative expense. The aggregate foreign exchange gain for the year ended 31 December 2017 was $58,693 and the aggregate foreign exchange loss for the year ended 31 December 2016 was $869.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Taxation

For the years ended 31 December 2017 and 2016, the Company was generally not subject to income taxes, as income or loss was either passed-through and included in the income tax returns of the Company’s shareholders or otherwise not subject to tax under local statute or rulings. Provisions for federal, foreign, state, and local income taxes are calculated on pre-tax income based on current tax law and include the cumulative effect of any changes in tax rates from those used previously in determining deferred tax assets and liabilities. Deferred income tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the income tax basis of assets and liabilities. A valuation allowance is recorded to reduce net deferred income tax assets to amounts that are more likely than not to be realized.

Financial Instruments

Financial assets and financial liabilities are recognised on the Group's Balance Sheet when the Group becomes a party to the contractual provisions of the instrument.

Cash

Cash includes cash in hand and deposits held at call with banks.

Investments in Subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

Research and Development

Research and development expenses consist of the expenses incurred to develop products, to pursue patent and trademark protection, to respond to technological challenges, to conduct clinical trials, surgical training and education activities, post-market evaluation studies and to pursue governmental approvals. They are expensed through the statement of comprehensive income as they are incurred with the exception of capital expenditures that would have alternative uses. Research and development expenses consist primarily of employee salaries and related benefits, equipment costs related to the clinical trials and outside services.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining term of the lease. Repairs and maintenance of property and equipment are expensed as incurred. Upon retirement or sale, the original cost and accumulated depreciation are removed and any gain or loss is recognized in the consolidated statements of operations and comprehensive loss.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Intangible Assets

Intangible assets are stated at cost less accumulated amortization and impairment. We review the recoverability of long-lived and finite-lived intangible assets when circumstances indicate that the carrying amount of assets might not be recoverable. This evaluation compares the carrying value of the long-lived asset to the undiscounted cash flow projections associated with an asset or group of assets. In the event undiscounted cash flow projections indicate impairment, we would record an impairment loss on the statements of operations and comprehensive loss in the period in which the impairment occurred and adjust the carrying value of the asset or group of assets to its fair value.

Financial Assets

Financial assets are classified into the following specified categories: financial assets "at fair value through profit or loss" (FVTPL), and 'loans and receivables'. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All purchases or sales of financial assets are recognized and derecognized on a trade date basis. Purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for debt instruments other than those financial assets classified as at FVTPL.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash, etc.) are measured at amortised cost using the effective interest method, less any impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

Borrowing Costs

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in the statement of comprehensive income in the period in which they are incurred.

Segment Information

In accordance with generally accepted accounting principles, we identify operating segments as components or elements of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. To date, the Group has viewed its operations and manages its business as one segment.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Stock Based Compensation

The Company records share-based compensation in the statements of operations as expense, based on the estimated grant date fair value of our share-based awards, whereby such fair values are amortized to expense over the requisite service period. Our share-based awards are currently comprised of common stock options and restricted awards granted under our various plans. The fair value of our common stock options is generally estimated on the grant date using the Black-Scholes-Merton, or BSM, option-pricing formula.

Additionally, the fair value of restricted stock units is determined using a Monte Carlo Simulation, or “MCS”, methodology, which considers the separate probabilities that of the price thresholds or market conditions will be achieved under the Restricted Stock Units Plan guidelines. The vesting increments of 20% each are dependent upon the performance of the Company’s ordinary share price by exceeding or being equal to the established share price thresholds of $10, $15, $20, $25 and $30, for a period of 20 consecutive trading days, respectively.

Revenue

We recognize revenue when there is persuasive evidence that an arrangement exists with our customers, selling prices are fixed or determinable, title or risk of loss has passed, and collection is reasonably assured. Revenue is recognized upon shipment and payments are either received in advance, or net 30 days. Distributor arrangements include certain perfunctory acceptance provisions and a one-year warranty, from the date of shipment, that products are free from defects in material workmanship. Under such provisions customers may reject shipments via written notifications ranging from 14-45 days or exchange defective product under warranty for the same non-defective product. We have not had any significant rejected shipments or warranty claims. We do not grant price concessions to our distributors.

Going Concern

As discussed in the director’s report, management expects that existing cash as of 31 December 2017 of $3.2 million, plus the net proceeds from the April 2018 sale of $5,000,000 of preferred shares to our principle shareholder, will not be sufficient to fund the Company’s operations through 30 June 2019.

The Company must raise additional capital to fund its operations. The Company may raise additional capital through equity offerings, debt financings, collaborations and/or licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available on acceptable terms, we may be required to delay, reduce the scope of, or curtail, our operations. To the extent that we raise additional funds by issuing equity securities, our shareholders will experience dilution, and debt financing, if available, may involve restrictive covenants.

4.	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATE UNCERTAINTY

In the application of the Company's accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these amounts. The estimates and underlying assumptions are reviewed on an ongoing basis.

Key sources of estimation uncertainty and critical accounting judgements are as follows:

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Going Concern

The directors have concluded that a material uncertainty exists that casts significant doubt upon the company’s ability to continue as a going concern and that, therefore, the company may be unable to realise its assets and discharge its liabilities in the normal course of business. However, given the company’s ability to secure subsequent rounds of financing, the directors continue to adopt the going concern basis of accounting.

Impairment of Long-Lived Assets

We review the recoverability of long-lived and finite-lived intangible assets when circumstances indicate that the carrying amount of assets might not be recoverable. This evaluation compares the carrying value of the long-lived asset to the undiscounted cash flow projections associated with an asset or group of assets. In the event undiscounted cash flow projections indicate impairment, we would record an impairment loss on the statements of operations in the period in which the impairment occurred and adjust the carrying value of the asset or group of assets to its fair value.

Stock-Based Compensation

The compensation cost of stock-based awards granted to employees is measured at grant date, based on the estimated fair value of the award. The Company estimates the fair value of stock options using a Black-Scholes option pricing model. Additionally, the fair value of restricted stock units is determined using a Monte Carlo Simulation, or “MCS”, methodology, which considers the separate probabilities that of the price thresholds or market conditions will be achieved under the Restricted Stock Units Plan guidelines. Compensation expense for options granted to non-employees is determined as the fair value of consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Stock-based compensation costs are expensed on a straight-line basis over the service period. The fair value of awards granted to non-employees is remeasured each period until the related service is complete or there exists a significant disincentive not to perform the required services. Stock-based compensation costs are reflected in the accompanying statements of operations and comprehensive loss based upon the underlying employees’ roles within the Company.

5.	ADOPTION OF RECENTLY ISSUED US GAAP STANDARDS

At the date of authorisation of these financial statements, the following US GAAP Standards and Interpretations which have not been applied in these financial statements were in issue but not yet effective, all such standards allow for early application:

Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), effective for accounting periods beginning in the first quarter of 2018;

ASU No. 2016-02, Leases (Topic 842), effective for accounting periods beginning in the first quarter of 2019;

ASU No. 2016-15, Statement of Cash Flows (Topic 230), effective for accounting periods beginning after December 15, 2017;

ASU No. 2016-16, Income Taxes (Topic 740): effective for accounting periods beginning after December 15, 2017;

ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): effective for accounting periods beginning after December 15, 2017;

ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): effective for accounting periods beginning after December 15, 2018;

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

The directors are currently assessing the impact in relation to the adoption of these Standards and Interpretations for future years of the Company; however, at this point they do not believe they will have a significant impact on the financial statements of the Company in future years.

6.	RESEARCH AND DEVELOPMENT COSTS

Research and development expense comprised of the following:

	2017	2016
	US$ '000	US$ '000
Salaries and benefits	3,553	2,982
Surgeons and patient fees	755	798
Outside services for evaluation studies and data management	674	349
Manufacturing and warehouse facilities	342	263
Product development costs	636	352
Intellectual property filings and related costs	128	165
Other research and development costs	985	632
	7,073	5,541
7.	SALES AND MARKETING

Sales and marketing expense comprised of the following:

	2017	2016
	US$ '000	US$ '000
Salaries and benefits	1,665	1,973
Travel expenses	246	360
Tradeshows and other marketing costs	1,367	770
	3,278	3,103

8.	GENERAL AND ADMINISTRATIVE

General and administrative expense comprised of the following:

	2017	2016
	US$ '000	US$ '000
Salaries and benefits	2,028	1,845
Stock based compensation costs	951	1,550
Professional fees for accounting and tax services	1,094	1,297
Insurance expense	484	512
Outside services for recruiting	414	627
Facilities and related expenses	525	252
Travel related expenses	160	153
Other general administrative costs	625	514
	6,281	6,750

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

9.	LOSS BEFORE TAXATION
	2017	2016
Loss before taxation is stated after charging:	US$ '000	US$ '000
Foreign Exchange	59	(1)
Lease Costs	867	526
R&D Costs	7,073	5,541
Loss on disposal of fixed assets	1	4

10.	EMPLOYEES

The number of persons employed by the Group was as follows:

	2017	2016
Research and development	13	9
General and administrative	5	21
Sales and marketing	6	10
	24	40

Employee costs consisted of the following:

	2017	2016
	US$ '000	US$ '000
Wages and Salaries	4,675	4,622
Social insurance costs (1)	930	721
Share based compensation	1,168	2,171
	6,773	7,514

(1)	Social insurance costs include superannuation, employer paid payroll taxes, social insurance and other employee benefits paid by the Group.
11.	DIRECTOR’S REMUNERATION
	2017	2016
	US$ '000	US$ '000
Emoluments (1)	1,361	1,166
Ordinary excercisable shares (2)	—	3,867
Total	1,361	5,033

(1)	Includes cash payments for salary and fees.
(2)	Exercisable ordinary shares underlying unexercised options valued at the option exercise price

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

12.	AUDITORS’ REMUNERATION

	2017	2016
Squar Millner LLP	US$ '000	US$ '000
Audit fees	114	114
Audit-related fees	9	20
Total	123	134

	2017	2016
Moore Stephens LLP	US$ '000	US$ '000
Audit fees	70	58
Total	70	58

13.	TAXATION

The provision for income taxes consists of the following:

	2017	2016
	US$ '000	US$ '000
Current provision:
Federal	—	—
State	2	4
Irish	243	72
Total current	245	76
Deferred provision
Federal	(3,335)	(255)
State	—	—
Irish	(428)	(1,228)
Total deferred	(3,763)	(1,483)
Valuation allowance	3,763	1,483
Total deferred	—	—
Total income tax provision	245	76

A reconciliation of the federal statutory rate to the effective rate is as follows:

	2017	2016
Expected income tax benefit at federal statutory rate	35%	35%
State tax provision, net of federal benefit	0%	0%
Irish rate differential	(13%)	(25%)
Pass-through entities	0%	0%
Change in valuation allowance	(22%)	(10%)
Nondeductible expenses	0%	0%
Other	0%	0%
Income tax provision	(0.0%)	(0.0%)

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

The components of the Company’s deferred tax assets are summarized as follows:

	2017	2016
	US$ '000	US$ '000
Deferred tax assets:
Net operating loss carryforwards	6,514	4,444
Accrued expenses	32	195
Stock based compensation	0	(11)
Deferred tax assets	6,546	4,628
Valuation allowance	(6,529)	(4,559)
Net deferred tax assets	17	69
Deferred tax liabilities:
Depreciation	(17)	(69)
Total deferred tax liabilities	(17)	(69)
Net deferred tax asset	—	—

The valuation allowance has been established to offset the Company’s net deferred tax assets, as realization of such assets is not considered to be more likely than not due to the Company’s history of losses and uncertainties regarding the Company’s ability to generate future taxable income sufficient to realize the benefit of these deferred tax assets.

The Company has U.S. Federal net operating loss (“NOL”) carryforwards of approximately $11.1 million and $2.0 million for December 31, 2017 and 2016 respectively, subject to potential limitations pursuant to Internal Revenue Code section 382 as discussed below. The federal NOL carryforwards will begin to expire in 2033, unless previously utilized. The Company has NOL carryforwards in Ireland of $21.5 million and $21.2 million for December 31, 2017 and 2016, respectively. Under Irish rules, only such losses that occur within a three year period prior to commencing trading can be utilized to offset future trading taxable income.

Pursuant to Sections 382 of the Internal Revenue Code (the “Code”), annual use of the Company’s NOL carryforwards may be limited in the event a cumulative change in ownership of 50% of certain shareholders occurs within a three year period. An ownership change may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain shareholders.

As of December 31, 2017, the Company has provided a liability of $199,000 for unrecognized tax benefits relating to an Irish income tax matter. This amount is expected to reduce our effective income tax rate if recognized in future reporting periods.

The Company does not anticipate a significant increase in the unrecognized tax benefits over the next 12 months. The Company’s policy is to recognize interest expense and penalties related to income tax matters as a component of the income tax provision. As of December 31, 2017 and December 31, 2016, the Company has $39,000 and $0, respectively, of tax related accrued interest and penalties on its balance sheet or on its statement of operations.

A reconciliation of gross unrecognized tax benefits is as follows:

	2017	2016
	US$ '000	US$ '000
Balance at the beginning of the year	—	—
Increases related to current year tax positions	199,000	—
Balance at the end of the year	$199,000	$—

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Due to net operating loss carryovers, the U.S. federal and state returns are open to examination by the Internal Revenue Service and state jurisdictions for years 2014 through 2017. The Irish income tax returns are open to examination for the years 2013 through 2017.

On December 22, 2017, the President signed the Tax Cuts and Jobs Act (the 2017 Act) into law. The Act will have pervasive financial reporting implications for all companies with US operations, including reduction of the U.S. federal corporate tax rate from 35 percent to 21 percent.  We reviewed and incorporated the new tax bill implications through 2017 financial statements. We remeasured the deferred taxes at new corporation rate of 21%, which reduced the net deferred tax assets, before valuation allowance, by $1,567,000.  Due to full valuation allowance, the change in deferred taxes was fully offset by the change in valuation allowance.  The 2017 Act has no significant impact on the 2017 financial statements.

On December 22, 2017, Staff Accounting Bulletin No. 118, or SAB 118, was issued to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the 2017 Act. During the measurement period, impacts of the law are expected to be recorded at the time a reasonable estimate for all or a portion of the effects can be made, and provisional amounts can be recognized and adjusted as information becomes available, prepared, or analyzed. Any subsequent adjustment to these amounts will be recorded to current tax expense in 2018 when the analysis is complete.

14.	PROPERTY AND EQUIPMENT
	2017	2016
	US$ '000	US$ '000
Office equipment and computers	79	78
Leasehold improvements	214	168
Production equipment and facilities	802	788
Software	62	62
Furniture and vehicles	237	227
	1,394	1,323
Less: accumulated depreciation	(917)	(596)
Property and equipment, net	477	727

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2017 and 2016 was $322,000 and $186,000, respectively and classified as part of operating expenses in the Consolidated Statements of Operations and Comprehensive Loss for all periods. In connection with the closure of an office facility in December 2017, approximately $67,000 of unrecognized depreciation for furniture and leasehold improvements and $52,000 of engineering tools, molds and fixtures were recorded in the Consolidated Statements of Operations and Comprehensive Loss for the period ended December 31, 2017.

15.	INTANGIBLE ASSETS

On 02 August 2016, Presbia Ireland, Limited, a wholly-owned subsidiary of the Company, entered into an asset purchase agreement (the “Agreement”) with Neoptics AG (“Neoptics”) pursuant to which the Company acquired certain assets from Neoptics for an aggregate purchase price of 1.5 million Swiss Francs (approximately $1.5 million based on the exchange rate between the Swiss Franc and the U.S. Dollar on 02 August 2016) payable in three equal installments on each of 02 August 2016, 31 December 2017 and 31 December 2018. The assets acquired include patents, pending patents, and other immaterial assets. Effective 02 August 2016, the Company became responsible for all expenses associated with such assets. Pursuant to the terms of the Agreement, the acquisition closed on 02 August 2016. The Company included a reclassification of $516,000 from cash flow from investing activities to cash flow from financing activities in its Consolidated Statements of Cash Flows for the year ended 31 December 2016. This reclassification is related to its payment of the first installment to Neoptics and conforms to current year presentation.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Substantially all of the fair value of the gross assets acquired is concentrated in the acquired intellectual property rights or patents and not in the trademarks, documents or electronic data obtained from the Seller. The Company determined the intellectual property right or patents were akin to inputs within the scope of ASC 805 “Business Combinations” and that no substantive processes were acquired in the assets acquisition. Therefore, the Company applied the asset acquisition accounting guidance in ASC 805-50-30 “Initial Measurement of Acquisition of Assets Rather than a Business.”

The Company paid $0.6 million in cash in exchange for these patents and patent applications in the year ended 31 December 2017. The useful life of the patents was determined to be 12 years and 4 months and will be amortized through 25 November 2028. The Company recorded amortization expense of approximately $140,000 with net carrying amount of approximately $1,477,000 as of 31 December 2017. At 31 December 2017, a note payable of $480,000 is recorded on the consolidated Balance Sheet in connection with the final payment due by 31 December 2018. For fiscal years 2018 to 2022, approximately $135,000 will be recorded annually as amortization expense for the Neoptics assets.

Costs incurred to develop software for the Company’s website are capitalized and amortized over the estimated useful life of the software and are included in intangible assets. Costs related to design or maintenance of website development is expensed as incurred. For the years ended 31 December 2017 and 2016, the Company capitalized $0 associated with website development. Amortization expense of $15,000 was recorded in each of the years ended 31 December 2017 and 2016.

16.	OTHER ASSETS

Other assets consist of the following:

	2017	2016
	US$ '000	US$ '000
Deposits and other assets	127	126

17.	INVESTMENT IN SUBSIDIARIES

Shares in Group Undertakings	2017	2016
	US$ '000	US$ '000
Opening balance	71,554	91,667
Additions during the period	42,829	—
Less: impairment provision	(53,778)	(20,113)
Closing balance	$60,605	$71,554

In the opinion of the directors, this investment required an impairment of $53,778,000 and $20,113,000 for the years ended 31 December 2017 and 2016, respectively, based on the Company’s current value. The valuation was based on an Income Approach, which considers a discount cash flow analysis of management’s estimate of the Group’s future cash flows.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

In the opinion of the directors, the recoverable value of these investments is not less than the net book value.

18.	INTERCOMPANY TRANSACTIONS
	2017	2016
	US$ '000	US$ '000
Receivables from subsidiaries:
Services provided to subsidiaries	—	29,278
Total	—	29,278

Payable to subsidiaries:
Services provided by subsidiaries:	(4,731)	(23)
Total	(4,731)	(23)

Intercompany (payables)/receivables, net	(4,731)	29,255

Intercompany receivables are non-interest bearing and repayable on demand.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

19.	ACCOUNTS AND OTHER RECEIVABLES

Consolidated	2017	2016
	US$ '000	US$ '000
Accounts receivable	8	3
Prepayments	108	225
Other debtors	—	167
	116	395

Company	2017	2016
	US$ '000	US$ '000

Prepayments	41	95
Other debtors	—	167
	41	262

20.	INVENTORY

The Company maintains a serial number tracking system that measures shelf life such that no lens that has aged beyond four years shall be delivered to a customer. During the years ended 31 December 2017 and 2016, inventory write-downs reflecting excess quantities on hand were recognized in the amount of $90,000 and $278,000, respectively, based on the age of the lens inventory, inserters, accessories and the refractive mix of the inventory. Finished goods inventory consists of the following:

	2017	2016
	US$ '000	US$ '000
Lenses	55	175
Accessories	72	127
	127	302

21.	ACCOUNTS AND OTHER PAYABLES
Consolidated	2017	2016
	US$ '000	US$ '000
Accounts payable	628	399
Accrued expenses	623	530
Income tax payable	283	52
Accrued deferred rent expense	245	—
Total	1,779	981

Company	2017	2016
	US$ '000	US$ '000
Accounts payable	68	133
Accrued expenses	81	86
Income tax payable	32	31
Amounts due to related parties	19	4
Total	200	254

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

22.	RELATED PARTY TRANSACTIONS
	2017	2016
	US$ '000	US$ '000
Payable to related parties:
Services provided by related parties, current	(23)	(18)
Services provided by related parties, net of current portion	(12)	—
	(35)	(18)

Since 2011, Orchard Capital Corporation (“Orchard”), which is wholly-owned by Mr. Ressler, has provided financial analysis and bookkeeping, accounting, legal, compliance and directorial services to the Company pursuant to a Services Agreement. During the years ended 31 December 2017, and 2016, the Company recognized general and administrative expense of $14,000 and $14,000, respectively, for services invoiced by Orchard. As at 31 December 2017 and 2016, amounts due to Orchard for management and accounting services amounted to $3,000 and $4,000, respectively.

Commencing with the second quarter of 2013, the Company has received human resources management services, payroll services, IT support and risk management services from CIM Group, an entity in which Mr. Ressler has a controlling interest. The Company has incurred charges of $37,000 and $73,000 payable to CIM Group for such services for the years ended 31 December 2017 and 2016, respectively. As at 31 December 2017 and 2016, amounts due to CIM Group for human resources, payroll, information technology and legal services amounted to $19,000 and $14,000, respectively. On 14 December 2017, the Company concluded a services agreement with OCV Management, LLC, a related party co-founded by Mr. Ressler and Mark Yung, for the purpose of providing management services for the Company for the period commencing 14 December 2017 until terminated upon thirty (30) days’ prior written notice by either of the parties. OCV Management, LLC will receive an annual fee of $250,000, payable annually in arrears. The obligation will be settled in the form of ordinary shares issued by the Company in a private offering. For 2018, the number of shares to be issued will be determined by dividing $250,000 by the closing price on 02 January 2018 and the shares will be issued on 02 January 2019. The Company recorded a non-current liability of $12,000 as of 31 December 2017 in relation to services provided in 2017.

23.	NOTE PAYABLE

	2017	2016
	US$ ‘000	US$ ‘000
Noninterest bearing note payable to Neoptics A.G.	518	981
Less present value discount	(38)	(122)
Note payable, net	480	859
Less current portion	480	490
Note payable, long term	—	369

Presbia Ireland, Limited, a wholly-owned subsidiary of the Company, entered into an asset purchase agreement with Neoptics AG pursuant to which the Company acquired certain assets from Neoptics for an aggregate purchase price of 1.5 million Swiss Francs (approximately $1.5 million based on the exchange rate between the Swiss Franc and US Dollar on 02 August 2016), bearing no interest and payable in three equal installments on each of 02 August 2016, 31 December 2017 and 31 December 2018. The Company recorded the intangible asset and a loan discount using a rate of 9%. The remaining liability is recorded in the Company’s balance sheet, net of unamortized discount of $38,000 at 31 December 2017. The discount on the note payable is being amortized to imputed interest expense over the life of the note.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

24.	OTHER NON-CURRENT LIABILITIES
	2017	2016
	US$ '000	US$ '000
Deferred rent	107	80
Tenant improvement	30	—
	137	80

25.	COMMITMENTS

In May 2012, the Company entered into a five-year non-cancelable lease for office and manufacturing space in Irvine, California that was renewed on 01 June 2016 and provided for an extension of five consecutive years starting from the original lease expiration date of 31 May 2017 through 31 May 2022. The Company maintains a one-year lease (which is now month to month) in Dublin, Ireland that commenced on 01 December 2013, and, in February 2018, it terminated a 30-month lease in Amsterdam, the Netherlands, that commenced on 01 January 2016. This termination was based on a mutual agreement with the landlord. The Company also maintains a four-year lease for office space in Irvine, California, that commenced on 01 August 2016 and will expire in September 2020. Aggregate rent expense for the years ended 31 December 2017 and 2016 was $867,000 and $388,000, respectively. The following table shows the annual base rental cost over the term of the leases.

Years Ended 31 December	Obligations Under Facility Leases US$ '000
2018	580
2019	569
2020	494
2021	283
2022	120
Thereafter	—
Total	2,046

	2017	2016
	US$ ‘000	US$ ‘000
Common Ordinary Shares
$0.001 par value, 350,000,000 shares authorized; 17,121,857 and 13,420,927 shares issued and outstanding at 31 December 2017 and 2016, respectively	17	13
Deferred Ordinary Shares
€ 1.00 (US$1.35) par value, 39,994 shares authorized, issued and outstanding at 31 December 2017 and 2016	54	54
Preferred Shares
$0.001 par value, 50,000,000 shares authorized; -0- shares issued and outstanding at 31 December 2017 and 2016	—	—
	71	67

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

26.	SHARE CAPITAL

Ordinary Shares

The rights and preferences of the ordinary shares are as follows: (i) subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company; (ii) the right to participate pro rata in all dividends declared by the Company; and (iii) the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company. The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Company’s board of directors from time to time in accordance with our articles of association.

Deferred Ordinary Shares

Our articles of association provide that the holders of Deferred Ordinary Shares shall not be entitled to receive notice of, nor attend, speak or vote at, any general meeting of the Company and the holders of Deferred Ordinary Shares shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital or to any further or other right of participation in the assets of the Company. On a winding up of, or other return of capital (other than on a redemption of any class of shares in the capital of the Company) by the Company, the holders of Deferred Ordinary Shares are entitled to participate in such return of capital or winding up, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such Deferred Ordinary Shares, which shall be paid only after the holders of ordinary shares have received payment in respect of such amount as is paid up or credited as paid up on those ordinary shares held by them at that time, plus the payment in cash of $5,000,000 on each such ordinary share. The rights attaching to the Deferred Ordinary Shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Company’s board of directors from time to time in accordance with our articles of association.

Preferred Shares

Our articles of association authorize our Board, without shareholder approval, to determine the terms of the preferred shares that may be issued by us. Our Board is authorized, without obtaining any shareholder vote or consent, unless expressly provided by the terms of that class or series of class of shares, to provide from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

27.	STOCK OPTIONS

Stock-Based Compensation Plans

On January 14, 2015, the Company approved a compensation incentive plan (the “Presbia Incentive Plan”). The Presbia Incentive Plan permits the Company to grant awards of options, restricted shares, share appreciation rights, restricted stock units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including annual and long-term cash incentive awards.  A total of 2,200,000 ordinary shares were authorized for issuance under the Presbia Incentive Plan of which approximately 435,141 were available on December 31, 2017 for future grants and awards. The exercise price of each option award shall be determined by the Board of Directors (or a committee thereof) at the date of grant in accordance with the terms of the Presbia Incentive Plan awards, and generally vest 20% annually over a five-year period and expire no later than 10 years from the grant date.  The Presbia Incentive Plan terminates on January 14, 2025, unless terminated earlier by the board of directors.  Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for the Company or a subsidiary of the Company.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Equity Issued by Presbia PLC in 2017

Options

The following table sets forth the Parent Company’s option activity for the fiscal year ended 31 December 2017:

	Number of Presbia PLC Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance, January 1, 2017	1,050,000	$9.77	—
Forfeited/cancelled/expired	(200,900)	$9.74	—
Balance, December 31, 2017	849,100	$9.77	—
Vested, December 31, 2017	590,800	$9.80	—
Not Vested, December 31, 2017	258,300	$9.72	—
Exercisable, December 31, 2017	590,800	$9.80	—

Employee Options

The Company utilizes the Black-Scholes valuation model for estimating the fair value of granted stock options with the following assumptions in addition to the closing price of the Company’s ordinary shares on the date of the grant: (i) the Company estimates the expected term of the option utilizing the simplified method because of its limited history of option exercise activity and its options meet the criteria of a "plain-vanilla" option as defined by the Securities Exchange Commission (ii) due to its limited stock price volatility history, the Company uses a peer group average as permitted under ASC 718 consistent with the expected term of the stock option at the time of the grant and (iii) applies a risk-free interest rate based on the U.S. Treasury securities yield consistent with the expected term of the option at the time of the grant. The simplified method calculates the expected term as the average of the weighted average vesting period and contractual terms of the award.

For those options granted to employees, stock-based compensation expense is based upon the fair value of the option as of the grant-date and attributed to future reporting periods on a straight-line basis over the vesting period, or the requisite service period. A 3% forfeiture rate assumption was applied, which reduced the amount of expense recognized each period anticipating that a portion of all options granted would, more likely than not, be cancelled prior to the dates of its vesting periods. The forfeiture rate is subject to review and may be adjusted based upon experience. The Company did not issue employee options during the years ended 31 December 2017 and 2016.

Non-Employee Options

During the years ended December 31, 2017 and 2016, the Company did not grant options to non-employee consultants and medical advisors. In contrast to the determination of the fair value of options granted to employees, which are determined based upon the grant-date assumptions and applying the Black-Scholes model, the fair values for non-employee options and the related stock-based compensation expense are remeasured each financial reporting period based upon the assumptions applicable on the dates in which the financial statements are prepared, which are disclosed in the following table:

Year Ended 31 December
	2017	2016
Stock price per share	$1.31 - $2.83	$2.50 - $3.49
Expected term	7.5 - 8.3 Yrs.	8.2 - 9.3 Yrs.
Volatility	69.3% - 85.8%	66.1% - 92.6%
Dividends	—	—
Risk-free rate	2.2% - 2.4%	1.4% - 2.5%

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

Because the performance criteria of these grants is based solely upon a requisite service period, but are subject to forfeiture if the service conditions are not met, stock-based compensation expense is determined by a straight-line attribution of the remeasured expense (mark-to-market) over the requisite service period subject to a forfeiture rate of 3%.

Restricted Shares

Consistent with the Company’s director compensation policy, during the years ended 31 December 2017 and 2016, the Company’s board of directors approved the grant of 89,166 and 65,450 restricted ordinary shares of the Company, with a grant date weighted average fair value of $3.58 and $3.50, and one-year and three-year vesting periods, respectively.

The following table sets forth the Company’s restricted share activity for the year ended 31 December 2017:

	Unvested Number of Shares	Weighted Average Fair Value per Share
Balance, December 31, 2016	81,682	$3.50
Granted	89,166	$3.58
Vested	(36,481)	$2.96
Unvested, December 31, 2017	134,367	$3.78

Restricted Stock Units

During the year ended 31 December 2017, the Board of Directors approved the award of 97,500 restricted stock units (“RSU” or “RSU’s” or “RSU Plan”), respectively, to officers and employees in accordance with the guidelines provided by the Presbia Incentive Plan, which includes a provision that the recipient must be employed as a condition of vesting. The Presbia RSU Plan authorizes the issuance of 20% of each recipient’s total RSU award for the first occurrence that the closing price of the Company’s ordinary shares exceed, for a period of 20 consecutive business days, price thresholds of $10.00, $15.00, $20.00, $25.00 and $30.00, respectively. The RSU Plan also provides for a one-year “wait” or service period prior to any vesting permitted under the plan. The RSU Plan has a seven-year expiration period following the date of the grant.

Fair value of the RSU’s awarded was determined using a MCS methodology, which considers the separate probabilities that each of the price thresholds or market conditions will be achieved under the RSU Plan guidelines. Each probability is weighted by its respective price threshold, or its intrinsic value, which provides the basis for an aggregate fair value. The Company used the following key inputs in determining the fair value using the MCS model: (i) the volatility of the entity’s common stock and (ii) the closing price of the entity’s stock as of the measurement date of the RSU award. In accordance with GAAP, the Company recognizes as stock-based compensation expense, using a straight-line attribution method, the aggregate fair value over future periods based upon the respective derived service periods and fair values for each of the price thresholds as provided by the MCS model. A 3% forfeiture rate was applied to account for future cancellations and forfeitures.  During the years ended 31 December 2017 and 2016 approximately $302,000 and $467,000, respectively, was recorded as stock-based compensation related to the RSU Plan.

During the year ended 31 December 2017, 60,000 restricted stock unit were granted to new employees and 37,500 restricted stock units were granted to existing employees.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

The following table sets forth the Company’s RSU activity for the year ended December 31, 2017:

	Unvested Number of	Weighted Average Fair
	Shares	Value per Share
Balance, December 31, 2016	719,000	$3.10
Granted	97,500	$1.92
Forfeited/cancelled	(77,500)	$2.90
Unvested, December 31, 2017	739,000	$2.09

As at 31 December 2017, 739,000 RSU’s were outstanding with none vested.

Stock-Based Compensation Expense

As at 31 December 2017 and 2016, the Company recognized stock-based compensation expense for equity awards as follows:

	2017	2016
	US$ ‘000	US$ ‘000
Research and development	251	$259
General and administrative	951	1,549
Sales and marketing	(34)	363
	1,168	$2,171

Unrecognized Share-Based Compensation

As at 31 December 2017 and 2016, there were $0.5 million and $3.4 million, respectively, of unrecognized compensation expense related to employee and non-employee options of the Company, which collectively is expected to be recognized by the Company over the weighted average vesting period of 1.5 and 2.0 years, respectively.  Unrecognized compensation expense for the same periods related to restricted shares was $0.2 million and $0.3 million, respectively, and is expected to be recognized over the weighted average vesting periods of 1.6 and 2.6 years, respectively. As at 31 December 2017, there was approximately $7.3 million of unrecognized compensation expense with respect to the RSU’s over a weighted average remaining derived service period of 2.0 years.

28.	ULTIMATE PARENT COMPANY

As at 31 December 2017, the ultimate parent company was Presbia PLC.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

29.	SUBSEQUENT EVENTS

On 14 December 2017, in connection with the December 2017 reorganization, the Company concluded a management services agreement with OCV Management, LLC, a related party (see Note 21), in which the consideration to be provided to OCV for its services would be in ordinary shares equivalent in value to an annual rate of $250,000 per year and the number of ordinary shares to be determined by the closing price of the Company’s ordinary shares as at 02 January 2018. The closing price on 02 January 2018 was $3.29 indicating that the number of ordinary shares required to settle the annual obligation in January 2019 is 75,988.

On 12 April 2018, the Company, its wholly-owned subsidiary, Presbia USA, Inc. (the “Subsidiary”) and Richard Ressler, a member of the Company’s board of directors and its majority stockholder, (the “Purchaser”) entered into a Stock Purchase Agreement pursuant to which the Purchaser purchased in a private placement (the “Offering”) 100 preferred shares of the Company, with the rights set forth in the Subscription Letter, dated April 12, 2018,  (the “Preferred Shares”) and 4,900 shares of preferred stock of the Subsidiary (the “Subsidiary Preferred Shares”) for an aggregate purchase price of $5.0 million.  Upon closing the Offering, the Purchaser received a warrant (the “Warrant”) to purchase 1,953,125 ordinary shares of the Company (the “Warrant Shares”) at an exercise price of $2.56 per share, subject to adjustments as provided under the terms of the Warrants.  The Warrant is exercisable for five years from the issuance date.  The Warrant contains cashless exercise provisions.